Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Helix Technology Corporation on Form S-3 of our reports dated February 6, 1998, on our audits of the consolidated financial statements and financial statement schedule of Helix Technology Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which reports are included in Helix Technology Corporation's 1997 Annual Report on Form 10-K/A. We also consent to the reference to our firm under the caption "Experts."




                           /s/ Coopers & Lybrand L.L.P




Boston, Massachusetts
June 4, 1998